                                                                    Exhibit 3.85

Form C- I 00a 1-1-69

                      RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                          SAGOT OFFICE INTERIORS, INC.
                          ----------------------------

To: The Secretary of State

     State of New Jersey

     Pursuant to the provisions of Section 14A:9-5, Corporations, General, of the New Jersey Statutes, the undersigned corporation hereby executes the following Restated Certificate of Incorporation:

     FIRST: The name of the corporation is SAGOT OFFICE INTERIORS, INC.

     SECOND: The purpose or purposes for which the corporation is organized are:
     To engage in any activity within the purposes for which corporations may be organized under N.J.S.A. 14 A:1-1 et seq.







     (Use the following if the shares are to consist of one class only.)

     THIRD: The aggregate number of shares which the corporation shall have authority to issue is

1,000 shares of Common Stock without par value.

     (Use the following if the shares are divided into classes, or into classes and series.)

     FOURTH- The aggregate number of shares which the corporation shall have authority to issue is .......................itemized by classes, par value of shares, shares without par value, and series, if any, within a class, is:


 Class                Series               Number of                 Par value per share or statement
                     (if any)                Shares                  that shares are without par value


   Common              None                    1,000                    None


     The relative rights, preferences and limitations of the shares of each class and series (if any), follows:



     (If, the shares are, or are to be divided into classes, or into classes and series, insert a statement of any authority vested in the board of directors to divide the shares into classes or series, or both, and to determine or change for any class or series its designation, number or shares, relative rights, preferences and limitations.)

     FIFTH: The address* of the corporation's current registered office is:
820 Bear Tavern Road
     (*Include zip code)

West. Trenton, NJ 08628    and the name of its current registered agent at such
address is:

                         The Corporation Trust Company

SIXTH: The number of directors constituting the current board of directors is 3


The names and addresses of the directors are as follows:


              Names                         Addresses (including zip code)

Mark D. Director                   1025 Thomas Jefferson St., NW, Ste. 600 East
                                   Washington, DC  20007

Donald H. Platt                    1025 Thomas Jefferson St., NW, Ste. 600 East
                                   Washington, DC  20007

Robert S. Sagot                    30 Twosome Drive, Ste. One, Moorestown, NJ
                                   08628

     SEVENTH: The duration of the corporation, if other than perpetual, is perpetual

     (Use the following only if an effective date, not later than 30 days subsequent to the date of filing is desired.)

     EIGHTH: The effective date of this Certificate shall be October 1, 1998

Dated this 25th day of September, 1998

                                       SAGOT OFFICE INTERIORS, INC.

                                            (Corporate Name)

                                       By:  /s/  Mark D. Director
                                            ---------------------
                                       Mark D. Director    Vice President
                                         (Type or Print Name and Title)

(*May be executed by the chairman of the board, or the president, or a vice-president.)

                    CERTIFICATE REQUIRED TO BE FILED WITH THE

                      RESTATED CERTIFICATE OF INCORPORATION


                          SAGOT OFFICE INTERIORS, INC.
                          ----------------------------

     Pursuant to the provisions of Section 14A:9-5(5), Corporations, General, of the New Jersey Statutes, the undersigned corporation hereby executes the following certificate:

                                             SAGOT OFFICE INTERIORS, INC.
     FIRST: The name of the corporation is   ----------------------------

     SECOND: The Restated Certificate of Incorporation was adopted on the. 25th day of September, 1998

     (Use the following clause if the Restated Certificate was adopted by the shareholders.)

     THIRD: At the time of the adoption of the Restated Certificate of Incorporation, the number of shares outstanding was 100. The total of such shares entitled to vote thereon, and the vote of such shares was:

    Total Number of Shares              Number of Shares Voted
       Entitled to Vote                  For            Against

          100                            100               0


     At the time of the adoption of the Restated Certificate of Incorporation, the number of outstanding shares of each class or series entitled to vote thereon as a class and the vote of such shares, was: (if inapplicable, insert "none".)


Class or Series              Number of Shares          Number of Shares Voted
                             Entitled to Vote        For               Against

Common Stock                       100               100                  0



     (Use the following if. the Restated Certificate does not amend the Certificate of Incorporation.)

     FOURTH: X This Restated Certificate of Incorporation only restates and integrates and does not further amend the provisions of the Certificate of Incorporation of this corporation as heretofore amended or supplemented and there is no discrepancy between those provisions and the provisions of this Restated Certificate of Incorporation.

     (Use the following if the Restated Certificate further amends the Certificate of Incorporation.)

     FIFTH: This Restated Certificate of Incorporation restates and integrates and further amends the Certificate of Incorporation of this corporation by:*

         Upon the effectiveness of this amendment, the 100 shares of Common Stock, no par value per share of the Corporation (the "Old Stock"), that are issued and outstanding shall be converted into 1,000 issued shares of Common Stock, no par value per share, of the corporation (the "New Stock"), on the basis of ten shares of New Stock for each share of Old Stock. Upon the effectiveness of this amendment, holders of issued shares of the Old Stock, upon surrendering certificates evidencing the issued shares of Old Stock for cancellation, shall be entitled to receive certificates for shares of the New Stock on the basis set forth above.

     (*Insert amendment or amendments adopted. If such amendment is intended to provide for an exchange, reclassification or cancellation of issued shares, insert a statement of the manner in which the same shall be effected.)

     (Use the following only if an effective date, not later than 30 days subsequent to the date of filing is is desired.)

     SIXTH: The effective date of this amendment shall be October 1, 1998

Dated this 25th day of September, 1998
--------------------------------------

                                   SAGOT OFFICE INTERIORS, INC.

                                          (Corporate Name)

                                   By:  /s/   Mark D. Director
                                        ----------------------
                                       Mark D. Director    Vice President
                                         (Type or Print Name and Title)

(*May be executed by the chairman of the board, or the president, or a vice-president.)